                                                                   Exhibit 99.2


                         U S WEST NEWVECTOR GROUP, INC.
                              FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1997
                           TOGETHER WITH AUDIT REPORT

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO THE SHAREOWNER OF U S WEST NEWVECTOR GROUP, INC.:

   We have audited the accompanying consolidated balance sheets of U S WEST NewVector Group, Inc. (a Colorado corporation and wholly owned subsidiary of U S WEST, Inc.) and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in shareowner's equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U S WEST NewVector Group, Inc. and Subsidiaries as of December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.




                                            ARTHUR ANDERSEN LLP



Denver, Colorado
February 12, 1998

                 U S WEST NewVector Group, Inc. and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1997 and 1996
                             (Dollars in Thousands)


--------------------------------------------------------------------------------


                                                                            1997         1996
                                                                        -----------   -----------
ASSETS

Current assets:
     Cash                                                               $        --   $        --
     Trade accounts receivable, net of allowance for doubtful accounts
       of $37,891 and $30,691, respectively                                 227,846       174,017
     Inventories                                                             24,028        10,462
     Deferred tax asset                                                      18,732        16,026
     Federal income taxes receivable from affiliate                          18,156         3,858
     Other                                                                   11,140        11,486
                                                                        -----------   -----------
                    Total current assets                                    299,902       215,849
                                                                        -----------   -----------

Property, plant and equipment, at cost                                    1,646,325     1,422,647
     Less accumulated depreciation and amortization                        (663,144)     (504,695)
                                                                        -----------   -----------
                    Property, plant and equipment, net                      983,181       917,952
                                                                        -----------   -----------

Other non-current assets:
     Goodwill, net of accumulated amortization                              318,546       328,055
     FCC operating licenses, net of
       accumulated amortization                                              96,292        99,087
     Equity investments and other                                             9,405         9,106
                                                                        -----------   -----------
                    Total other non-current assets                          424,243       436,248
                                                                        -----------   -----------

                    TOTAL ASSETS                                        $ 1,707,326   $ 1,570,049
                                                                        ===========   ===========


    The accompanying notes are an integral part of the Consolidated Financial
                                   Statements.

                 U S WEST NewVector Group, Inc. and Subsidiaries
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                           December 31, 1997 and 1996
                             (Dollars in Thousands)

--------------------------------------------------------------------------------


                                                                 1997         1996
                                                               ----------  ----------
LIABILITIES AND SHAREOWNER'S EQUITY

Current liabilities:
     Notes payable                                             $       --  $       --
     Trade accounts payable                                       209,392     224,288
     Accounts payable to affiliate                                 38,415      55,544
     Accrued liabilities:
          Employee compensation                                    36,021      37,568
          Taxes                                                    33,701      31,210
          Other                                                    32,064       9,652
     Deferred revenue                                              20,178      17,734
     Other current liabilities                                      4,293       6,167
                                                               ----------  ----------
                    Total current liabilities                     374,064     382,163

Commitments and contingencies (Note 6)

Non-current liabilities:
     Note payable to affiliate                                    900,000          --
     Deferred taxes                                                33,922      13,337
     Other liabilities                                             24,482      23,922
                                                               ----------  ----------
                    Total non-current liabilities                 958,404      37,259

                    Total liabilities                           1,332,468     419,422
                                                               ----------  ----------

Minority interests in consolidated partnerships                    81,718      86,472
                                                               ----------  ----------

Shareowner's equity:
     Common stock, no par, 43,000,000 shares authorized, one
       share issued and outstanding                                    --          --
     Additional paid-in capital                                   293,140   1,064,155
     Retained earnings                                                 --          --
                                                               ----------  ----------
                    Total shareowner's equity                     293,140   1,064,155
                                                               ----------  ----------

                    TOTAL LIABILITIES AND SHAREOWNER'S EQUITY  $1,707,326  $1,570,049
                                                               ==========  ==========


    The accompanying notes are an integral part of the Consolidated Financial
                                   Statements.

                 U S WEST NewVector Group, Inc. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  Years Ended December 31, 1997, 1996 and 1995
                             (Dollars in Thousands)

--------------------------------------------------------------------------------


                                                  1997         1996          1995
                                              -----------   -----------   -----------
REVENUES:
     Cellular service                         $ 1,275,651   $ 1,077,984   $   845,493
     Cellular equipment                           152,165       105,328        95,755
                                              -----------   -----------   -----------
                    Total revenues              1,427,816     1,183,312       941,248
                                              -----------   -----------   -----------

OPERATING EXPENSES:
     Cellular service                             141,951       150,881       125,768
     Cellular equipment                           202,440       156,448       118,432
     Selling, general and administrative          550,114       485,951       428,892
     Depreciation and amortization                177,684       146,929       121,014
                                              -----------   -----------   -----------
                    Total operating expenses    1,072,189       940,209       794,106
                                              -----------   -----------   -----------
Operating income                                  355,627       243,103       147,142
                                              -----------   -----------   -----------

OTHER INCOME (EXPENSE):
     Interest expense                              (6,376)         (989)      (26,759)
     Minority interests in income of
       consolidated partnerships                  (41,690)      (28,141)      (23,898)
     Equity in income of unconsolidated
       partnerships                                 3,004         7,209         1,332
     Other income (expense), net                    1,739        (4,116)        5,636
                                              -----------   -----------   -----------
                    Total other expense           (43,323)      (26,037)      (43,689)
                                              -----------   -----------   -----------
Net income before income taxes                    312,304       217,066       103,453
Income tax provision                             (122,061)      (85,983)      (41,760)
                                              -----------   -----------   -----------

                    NET INCOME                $   190,243   $   131,083   $    61,693
                                              ===========   ===========   ===========



    The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                 U S WEST NewVector Group, Inc. and Subsidiaries
            CONSOLIDATED STATEMENTS OF CHANGES IN SHAREOWNER'S EQUITY
                  Years Ended December 31, 1997, 1996 and 1995
                             (Dollars in Thousands)

--------------------------------------------------------------



                                           Common Stock         Additional                   Total
                                    -------------------------    Paid-In      Retained     Shareowner's
                                       Shares        Amount      Capital      Earnings       Equity
                                    -----------   -----------  -----------   -----------   -----------
Balance,
  December 31, 1994                           1   $        --  $   620,994   $  (109,958)  $   511,036
     Return of capital dividends             --            --      (70,471)           --       (70,471)
     Net income                              --            --           --        61,693        61,693
                                    -----------   -----------  -----------   -----------   -----------

Balance,
  December 31, 1995                           1            --      550,523       (48,265)      502,258
     Equity infusions                                              569,457            --       569,457
     Return of capital dividends                                   (55,825)           --       (55,825)
     Dividends                               --            --           --       (82,818)      (82,818)
     Net income                              --            --           --       131,083       131,083
                                    -----------   -----------  -----------   -----------   -----------

Balance,
  December 31, 1996                           1            --    1,064,155            --     1,064,155
     Equity infusions                        --            --      134,675            --       134,675
     Return of capital dividends             --            --       (5,690)           --        (5,690)
     Return of capital dividend
         issued as promissory note           --            --     (900,000)           --      (900,000)
     Dividends                               --            --           --      (190,243)     (190,243)
     Net income                              --            --           --       190,243       190,243
                                    -----------   -----------  -----------   -----------   -----------

  DECEMBER 31, 1997                           1   $       --   $   293,140   $        --   $   293,140
                                    ===========   ===========  ===========   ===========   ===========


    The accompanying notes are an integral part of the Consolidated Financial
                                   Statements.

                 U S WEST NewVector Group, Inc. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 1997, 1996 and 1995
                             (Dollars in Thousands)

--------------------------------------------------------------------------------


                                                              1997        1996       1995
                                                           ---------   ---------   ---------
OPERATING ACTIVITIES:
     Net income                                            $ 190,243   $ 131,083   $  61,693
     Adjustments to reconcile net income to cash
       provided by operating activities:
          Depreciation and amortization                      177,684     146,929     121,014
          Bad debt provision                                  35,189      24,757      22,369
          Gain on sale of cellular interests                  (4,336)         --          --
          Loss on disposition of property                      4,767       4,219         479
          Minority interests in income of consolidated
            partnerships                                      41,690      28,141      23,898
          Equity in income of unconsolidated
            partnerships                                      (3,004)     (7,209)     (1,332)
          Deferred income taxes                               13,114      11,518     (15,255)
          Changes in operating assets and liabilities:
               Accounts receivable                           (90,429)    (63,358)    (49,731)
               Accounts payable and accrued liabilities       28,241      67,058      30,343
               Inventories                                   (13,566)     13,450      (5,537)
               Other                                         (15,862)     13,225      37,010
                                                           ---------   ---------   ---------
                    Cash provided by operating activities    363,731     369,813     224,951
                                                           ---------   ---------   ---------
INVESTING ACTIVITIES:
     Expenditures for property, plant and equipment         (266,080)   (234,491)   (242,222)
     Cellular acquisitions                                        --          --     (29,905)
     Proceeds from sale of cellular interests                  8,047       1,105       7,508
     Receipts from / (advances to) unconsolidated
       partnerships                                            2,551         443        (748)
     Other                                                     1,349        (150)         --
                                                           ---------   ---------   ---------
                    Cash used for investing activities      (254,133)   (233,093)   (265,367)
                                                           ---------   ---------   ---------
FINANCING ACTIVITIES:
     Capital contributions from limited partners                 150       1,624      11,941
     Capital distributions to limited partners               (39,818)    (13,628)     (6,049)
     Proceeds from issuance of affiliate debt                     --          --     520,770
     Principal payments on affiliate debt                         --          --    (415,775)
     Principal payments on other debt                             --     (17,468)         --
     Equity infusions from parent                            126,540      15,958          --
     Dividends and return of capital                        (196,470)   (123,206)    (70,471)
                                                           ---------   ---------   ---------
                    Cash (used for) provided by financing
                      activities                            (109,598)   (136,720)     40,416
                                                           ---------   ---------   ---------
CASH:
     Change                                                       --          --          --
     Beginning balance                                            --          --          --
                                                           ---------   ---------   ---------
     Ending balance                                        $      --   $      --   $      --
                                                           =========   =========   =========



    The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

(1) ORGANIZATION AND OPERATIONS

   U S WEST NewVector Group, Inc. and subsidiaries (the Company) is a wholly owned subsidiary of U S WEST, Inc. (U S WEST), a Delaware corporation.

   The Company is engaged in operating cellular telephone systems in 12 western and midwestern states. During 1997 and 1996, the Company filed renewal applications for Federal Communications Commission (FCC) licenses in several of the Company's major cellular Metropolitan Statistical Area (MSA) markets. All such license renewal applications have been approved.


(2) SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

   The consolidated financial statements include the accounts of the Company, its majority owned subsidiaries and partnerships over which it exercises management control. Investments in entities in which the Company has a minority interest and does not exercise management control are accounted for using the equity method. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year presentations have been reclassified to conform to the current year presentation.

ACCOUNTING ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

   The Company earns cellular service revenue by providing access to the cellular network (access revenue) and for use of the network (airtime revenue). Access revenue is billed one month in advance and is recognized in the following month when service is provided. As of December 31, 1997 and 1996 the amount of deferred revenue included in accounts receivable was $20,178 and $17,734, respectively. Airtime revenue is recognized in the month when service is provided.

INVENTORIES

   Inventories are stated at the lower of cost or market on a first-in, first-out (FIFO) basis. Inventories consist primarily of cellular mobile telephone equipment and accessories.

INCOME TAX PROVISION

   The income tax provision consists of an amount for taxes currently payable/receivable and an amount for tax consequences deferred to future periods, reflected at current income tax rates.

   For Federal income tax purposes, the Company's operations are included in a consolidated tax return filed by U S WEST. The allocation of income tax consequences to the Company is calculated under a tax allocation agreement with U S WEST which provides that benefits or liabilities created by the Company will be allocated to the extent the benefits are usable or additional liabilities are incurred in the U S WEST consolidated tax return. The Company records an income tax receivable for tax benefits of operating losses, or an income tax payable for the tax provision on operating income, reflected in the consolidated return of U S WEST. Due to overpayments of estimated taxes made in earlier quarters of the respective years, at December 31, 1997 and 1996 the Company had outstanding tax receivables from U S WEST of $18,156 and $3,858, respectively.

   For state income tax purposes inside the 12 states in which both the Company and U S WEST operate, the Company's operations are included in combined tax returns filed by U S WEST. For years when the Company has pretax income, the allocation of state income tax consequences to the Company is calculated under a tax allocation agreement with U S WEST which provides that liabilities created by the Company will be allocated to the extent additional liabilities are incurred in the U S WEST combined returns. For years when the Company has pretax losses, any tax benefit resulting from the filing of combined state income tax returns inside the U S WEST 12-state region are generally retained by U S WEST. State income taxes on a combined basis for states outside the U S WEST 12-state region are allocated to the Company based on its contribution to the total U S WEST presence in those states.

   Income tax expense for the years ended December 31, 1997, 1996 and 1995, computed by the Company on a stand-alone basis, is not materially different from the expense recorded in the financial statements.

   Cash paid to U S WEST for taxes during the years ended December 31, 1997, 1996 and 1995 was $125,573, $72,208 and $39,115, respectively.

PROPERTY, PLANT AND EQUIPMENT

   The Company's investment in property, plant and equipment is stated at cost less accumulated depreciation. Interest incurred during the construction period is capitalized and amortized over the life of the underlying asset to the extent the Company has borrowed funds outstanding. Interest capitalized during 1997, 1996 and 1995 was $1,295, $0 and $12,363, respectively.

   The Company manages the construction of the majority of its network assets. The cost of these assets includes purchased materials, contracted services, internal labor and applicable overhead. Purchased materials inventories are included in construction in process balances, and as of December 31, 1997 and 1996 were $7,387 and $17,654, respectively, net of obsolescence reserves.

   Depreciation is calculated on a straight-line basis over the following estimated useful lives:

   Cellular systems                                  5 to 15 years
   Data processing, furniture and other equipment    3 to  5 years

   Depreciation expense in 1997, 1996 and 1995 was $165,364, $134,250 and $108,645, respectively.

   Leasehold improvements and assets held by the Company under capital lease obligations are depreciated over the lease terms, which range from two to ten years.

   Betterments, renewals and extraordinary repairs that extend the life of an asset are capitalized. All other repairs and maintenance are expensed when incurred. The cost and accumulated depreciation applicable to assets retired are removed from the accounts and any gain or loss on disposition is recognized in income.

   The Company periodically reviews the carrying value of its long-lived assets (including property, goodwill, operating licenses and intangibles) whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the estimated future cash inflows attributable to the asset, less estimated future cash outflows, is less than the carrying amount, an impairment loss is recognized.

GOODWILL, OPERATING LICENSES AND OTHER INTANGIBLE ASSETS

   Intangible assets are recorded when the cost of acquired companies exceeds the fair value of their tangible assets. The excess costs, primarily FCC operating licenses and goodwill, are amortized by the straight-line method over 40 years.

   As of December 31, 1997 and 1996, accumulated amortization on goodwill was $61,565 and $52,057, respectively and accumulated amortization on operating licenses and other intangible assets was $18,855 and $16,043, respectively. Amortization expense for the years ended December 31, 1997, 1996 and 1995, was $12,320, $12,679 and $12,369, respectively.

ADVERTISING COSTS

   Costs related to advertising and other promotional expenditures are expensed as incurred. Advertising costs totaled $61,978, $48,198 and $33,194 for the years ended December 31, 1997, 1996 and 1995, respectively.

RECENT ACCOUNTING PRONOUNCEMENTS

   Statement of Position (`SOP') 98-1, `Accounting for the Costs of Computer Software Developed or Obtained for Internal Use', was issued in March 1998. SOP 98-1, among other things, requires that certain costs of internal use software, whether purchased or developed internally, be capitalized and amortized over the estimated useful life of the software. Adoption of

SOP 98-1 is required as of January 1, 1999, but earlier adoption is allowed. The Company is currently evaluating the impact of SOP 98-1.

RECLASSIFICATIONS

   Certain reclassifications have been made to the prior year's financial statements in order to present them on a basis consistent with that of the current year.


(3) PROPERTY, PLANT AND EQUIPMENT

   The composition of property, plant and equipment is as follows:

                                                          1997        1996
                                                       ----------  ----------
       Cellular systems                                $1,282,699  $1,045,288
       Data processing, furniture and other equipment     207,875     188,567
       Construction in progress                           155,751     188,792
                                                       ----------  ----------
                                                       $1,646,325  $1,422,647
                                                       ==========  ==========


   1998 budgeted capital expenditures for the Company are approximately $285,000. In order to ensure availability of equipment to meet infrastructure build plans, and to obtain favorable pricing, the Company enters into various purchase commitment arrangements for infrastructure materials.

VENDOR CONCENTRATIONS

   The Company utilizes Motorola as its primary vendor for infrastructure equipment and cellular mobile telephone equipment and accessories. In addition, Motorola provides ongoing technological support for the infrastructure equipment. As a result, the Company receives significant discounts on the purchase of such equipment from Motorola.

Approximately 75% of the Company's major cellular MSA markets' infrastructures are comprised of Motorola equipment.

CHANGEOUT OF NETWORK EQUIPMENT

    During the fourth quarter of 1997, the Company accelerated depreciation associated with certain infrastructure equipment that is scheduled for early replacement. The equipment is located in 14 markets representing 3.4 million POPs. Such equipment had a net book value of $11,004 at December 31, 1997. Additional depreciation expense of $4,067 was recognized during the quarter. It is estimated that the replacement will be completed by mid-1999.


(4) INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS

   As of December 31, 1997, the Company had investments in partnerships representing four MSA and eight Rural Service Area (RSA) cellular systems which are managed by other cellular operators. These cellular investments, which are accounted for using the equity method, amounted to $7,302 and $7,018 at December 31, 1997 and 1996, respectively.

   Investments in which the Company has an ownership interest of at least 20 percent but not more than 50 percent are accounted for under the equity method.


(5) DEBT AND CREDIT ARRANGEMENTS

NOTE PAYABLE TO AFFILIATE

   Effective November 21, 1997 the Company declared a $900,000 dividend to U S WEST. Such dividend will be paid upon maturity of a $900,000 note payable to U S WEST due November 21, 2002. The note bears interest at a floating rate equal to the average rate of interest on the aggregate of certain third party indebtedness of U S WEST Capital Funding, Inc., a wholly owned subsidiary of U S WEST. As of December 31, 1997 the effective interest rate on the note was approximately 7.42%, and interest expense of $5,901, net of capitalized interest of $1,295, was recognized in 1997 in conjunction with this note. As of December 31, 1997 the fair value of the note was approximately $940,000, computed using a discounted future cash flow methodology based upon current interest rates.

   Borrowings as of December 31, 1995 under the Company's credit facility with U S WEST of $553,098 were replaced with equity on January 1, 1996 when U S WEST contributed capital of $553,098 to the Company in a non-cash transaction. Subsequent cash requirements were funded through additional capital infusions. Interest expense related to this credit facility with U S WEST, net of amounts capitalized of $0 and $12,363, was $0 and $25,142 in 1996 and 1995,
respectively.

OTHER

   Cash paid for interest, net of amounts capitalized, was $507, $4,570 and $26,062 for 1997, 1996 and 1995, respectively.

CAPITAL LEASES

   Future minimum payments under a capital lease are as follows:


   Year Ended December 31,
   -----------------------
   1998                                                              $ 2,749
   1999                                                                2,075
                                                                     -------
   Total minimum future lease payments                                 4,824
        Less: interest costs                                            (382)
                                                                     =======
   NET CAPITALIZED LEASE OBLIGATION                                  $ 4,442
                                                                     =======

 (6) COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

   The Company has entered into certain operating leases which are noncancellable and relate to office facilities, equipment and real estate with terms ranging from 1 to 8 years. Rent expense under the operating leases was $25,284, $24,280 and $21,737 for 1997, 1996 and 1995, respectively. Minimum future lease payments as of December 31, 1997 under the leases described above are as follows:


   Year Ended December 31,
   -----------------------
   1998                                                               $25,729
   1999                                                                20,812
   2000                                                                16,960
   2001                                                                11,400
   2002                                                                 5,762
   Thereafter                                                             911
                                                                      =======
   TOTAL MINIMUM FUTURE LEASE PAYMENTS                                $81,574
                                                                      =======

(7) SHAREOWNER'S EQUITY

   Subsequent to the capital contribution of $553,098 received by the Company on January 1, 1996, which replaced its line of credit with U S WEST, any required funding has taken place through periodic equity infusions. In periods where the Company has generated excess cash flow, an equity distribution is provided to U S WEST. For the years ended December 31, 1997 and 1996 equity infusions were $134,675 and $569,457, respectively.

   The Company pays quarterly dividends to U S WEST based on net income adjusted for the amortization of intangibles.


(8) INCOME TAXES

   The components of the income tax provision are as follows:


                                            1997         1996         1995
                                          --------     --------     --------
   FEDERAL:
        Current                           $ 96,968     $ 66,406     $ 50,441
        Deferred                            11,355       11,083      (12,687)
                                          --------     --------     --------
             Total federal                 108,323       77,489       37,754
                                          --------     --------     --------

   STATE:
        Current                             11,979        8,059        6,574
        Deferred                             1,759          435       (2,568)
                                          --------     --------     --------
             Total state                    13,738        8,494        4,006
                                          --------     --------     --------
   TOTAL INCOME TAX PROVISION             $122,061     $ 85,983     $ 41,760
                                          ========     ========     ========

   The effective tax rate differs from the statutory rate as follows:


                                                       1997     1996     1995
                                                       ----     ----     ----
   Federal statutory income tax rate                   35.0%    35.0%    35.0%
        State income taxes, net of federal
          effect                                        2.9      2.5      2.5
        Goodwill amortization                           1.1      1.6      3.4
        Other                                            .1       .5      (.5)
                                                       ----     ----     ----
   EFFECTIVE TAX RATE                                  39.1%    39.6%    40.4%
                                                       ====     ====     ====

   The cumulative balance sheet effects of deferred tax consequences are:


                                                        1997         1996
                                                     ---------     ---------
   Asset revaluation                                 $  22,221     $  22,221
   Asset reserves                                        5,563        12,081
   Gain on dispositions                                 39,934        40,503
   OPEB and pension                                      7,625         6,364
   Credit losses                                         9,773        10,470
   Other                                                 4,716         4,223
                                                     ---------     ---------
        Deferred tax assets                             89,832        95,862
                                                     ---------     ---------
   Depreciation                                        (87,474)      (76,425)
   Amortization                                         (6,522)       (4,633)
   Capitalized construction costs                      (11,008)      (12,097)
   Other                                                   (18)          (18)
                                                     ---------     ---------
        Deferred tax liabilities                      (105,022)      (93,173)
                                                     ---------     ---------
   NET DEFERRED TAX (LIABILITY) ASSET                  (15,190)        2,689
                                                     ---------     ---------
   LESS AMOUNT CLASSIFIED AS CURRENT ASSET              18,732        16,026
                                                     ---------     ---------
   NET NON-CURRENT DEFERRED TAX LIABILITY            $ (33,922)    $ (13,337)
                                                     =========     =========

(9) EMPLOYEE BENEFITS

   The Company participates in the defined benefit pension plans sponsored by U S WEST, which covers substantially all full-time employees. Benefits under the plan are based on a final-pay formula. The assets of the plan are held in trust and are not segregated or otherwise restricted to benefits of the Company or any other participating entity. The Company uses the aggregate cost method for funding purposes. No funding was required in 1997, 1996 or 1995. Based on actuarial valuations of the plan, the fair value of net assets available for plan benefits exceeded the actuarial present value of the plan's projected benefit obligation at December 31, 1997, 1996 and 1995. Future anticipated benefit increases have been reflected in the actuarial assumptions.

U S WEST uses the projected unit credit method for determining pension costs.
U S WEST's pension cost allocation policy is to: 1) offset total U S WEST service cost, interest cost and amortization by the return on plan assets; and
2) allocate the remaining net pension cost to the Company based on the ratio of actuarially determined service cost of the Company to the total service cost of plan participants. Net pension (benefit) cost allocated to the Company for 1997, 1996 and 1995 was $(896), $400 and $229, respectively. Pension assets, calculated on an accumulated postretirement obligation basis, will be transferred from the U S WEST Pension Plan to AirTouch upon merger.

   The Company's employees participate in various U S WEST - sponsored plans that provide certain health care and life insurance benefits to retired employees. The assets of the plans are held in trust and are not segregated or otherwise restricted to benefits of the Company or any other participating entity. The Company's annual funding amount is based on cash requirements. At December 31, 1997 and 1996, the fair value of plan assets represented 55% and 53%, respectively, of the accumulated postretirement benefit obligation. Anticipated future benefit changes have been reflected in postretirement benefit calculations. The accumulated postretirement obligation attributed to the Company was $20,428 and $15,679 at December 31, 1997 and 1996, respectively.

   U S WEST uses the projected unit credit method for determination of postretirement medical and life costs. Service and interest costs are allocated to the Company based on the ratio of the Company's accumulated postretirement benefit obligation to the plans total accumulated postretirement benefit obligation. Since the funding of postretirement benefit costs is voluntary, return on assets is attributed to the Company based on historical funding. Net postretirement costs recognized by the Company for 1997, 1996 and 1995 were $3,375, $3,380 and $3,152, respectively. These costs are included in selling, general and administrative expense.

   A defined contribution savings plan is maintained for all employees who have completed at least one year of service. Under the plan, participating employees may contribute up to 16% of their pretax salary, but not more than statutory limits. The Company matches, in U S WEST Communications and Media Group stock, up to a maximum of 5% of a participant's earnings. The Company's matching contributions to the savings plan were $3,760, $3,007 and $2,946 in 1997, 1996 and 1995, respectively.

(10) ACQUISITIONS AND DISPOSITIONS OF CELLULAR INTERESTS

   In October 1997 the Company sold its interest in Arizona RSA 5 to Dobson Communications Corporation (Dobson) for $6,989 and recognized a pre-tax gain of $3,421 on the transaction. The Company continues to perform management and billing services for the market under a services agreement with Dobson.

    Also in 1997, the Company sold its interest in Iowa RSA 11 for $1,058 and recognized an after pre-tax gain of $915 on the transaction.

    During 1996 the Company received $1,105 as part of the partition of a market which occurred during 1995. Acquisitions were completed for aggregate monetary consideration of $29,905 during 1995. The results of these acquisitions have been included in the Company's consolidated financial results since their respective acquisition dates. The purchase method of accounting was used to record these acquisitions.

    In July 1995 the Company exchanged cellular properties, representing 2.7 million potential customers (POPs), for cellular properties representing 3.2 million POPs. No gain or loss was recognized on the exchange. Cash of $7,508 was received as part of the transaction.

    The pro forma impact of the acquisitions described above is not materially different from the Company's historical results of operations. Accordingly, no proforma disclosures of the impact of these transactions have been made.


(11) OTHER RELATED PARTY TRANSACTIONS

CASH MANAGEMENT

   U S WEST manages a centralized cash account for its affiliated companies. Interest is earned based upon the Company's prorated share of the account.

REVENUES

   The Company had sales of cellular service and equipment to U S WEST affiliates of $12,812, $16,749 and $17,321 during 1997, 1996 and 1995, respectively. The charges for these services are generally based upon prevailing market rates.

PURCHASES

   The Company purchases services from U S WEST and certain of its subsidiaries. These services are primarily telecommunications related. The costs of these services to the Company are determined based upon tariffs. The Company's operations include charges of $39,644, $48,340 and $55,380 for 1997, 1996 and 1995, respectively, in relation to these services. The related payables for these services were $7,747 and $3,283 at December 31, 1997 and 1996, respectively.


(12) AIRTOUCH MERGER

   On January 29, 1998, U S WEST entered into an Agreement and Plan of Merger (the `AirTouch Merger Agreement') pursuant to which U S WEST agreed to sell its domestic wireless business to AirTouch Communications, Inc (`AirTouch') in a tax-efficient transaction. The domestic wireless business includes cellular communication services provided by the Company and a 25% interest in PrimeCo Personal Communications, L.P, a provider of PCS services. Pursuant to the AirTouch Merger Agreement, AirTouch will acquire these cellular and PCS interests. Consideration under the AirTouch Merger Agreement totals approximately $5.7 billion, subject to certain closing adjustments.

   U S WEST expects to consummate the AirTouch Merger in the second quarter of 1998, subject to the receipt of certain regulatory and other third party approvals. The approval of U S WEST's stockholders is not required to consummate the AirTouch transaction.

   Previously in 1994, U S WEST had entered into an agreement with AirTouch to combine their domestic cellular properties into a joint venture in a multi-phased transaction. The AirTouch Merger Agreement has been entered into in lieu of such joint venture. During Phase I of the venture, which commenced on November 1, 1995, the partners operated their cellular properties separately. A Wireless Management Company was formed and has provided services to both companies on a contract basis. The Company recorded charges of $10,033, $12,600 and $1,000 in relation to these services in 1997, 1996 and 1995, respectively. The related payables for these services as of December 31, 1997 and 1996 were $12,000 and $12,600.